Exhibit 10.15
PROMISSORY NOTE

$620,235.00	June ___, 2009
     FOR VALUE RECEIVED, Converted Organics of Woodbridge, LLC, a New Jersey limited liability company having its principal place of business at 75 Crows Mill Road, Keasbey, New Jersey 08832 and Converted Organics, Inc., a Delaware corporation having its principal place of business at 7A Commercial Wharf West, Boston, Massachusetts 02110 (collectively “Borrower”) promise to pay to the order of Hatzel & Buehler, Inc., (“Holder”), at the following address: 3600 Silverside Road, Wilmington, DE 19810, or such other place as the holder hereof may from time to time designate in writing, the principal sum of Six Hundred Twenty Thousand Two Hundred Thirty Five and 00/100 Dollars ($620,235.00) in lawful money of the United States of America, with interest thereon to be computed from the date of this Promissory Note (the “Note”) at the Applicable Interest Rate (hereinafter defined), and to be paid in installments as follows:
A.	A payment, on the date hereof (the “Disbursement Date”) in the sum of: (i) $65,560.00, plus (ii) an amount representing interest from the Disbursement Date through the last day of the calendar month this Note is executed;
B.	A payment of interest only at the Applicable Rate on the first day of August, 2009 and on the first day of each calendar month thereafter up to and including the first day of January, 2010;
C.	A constant payment of $32,299.69 (based upon an 18 month amortization schedule assuming a 360 day year consisting of 12 months of 30 days each) on the first day of February, 2010 and on the first day of each calendar month thereafter up to and including the first day of June, 2011; and
D.	The balance of said principal sum, all unpaid interest thereon and all other amounts owed pursuant to this Note or otherwise in connection with the debt evidenced by this Note (the “Loan”) shall be due and payable on the first day of July, 2011 (the “Maturity Date”).
     All payments to be made by Borrower to Holder shall be deemed received by Holder only upon Holder’s actual receipt of same.
     1. Applicable Interest Rate. Interest accruing on the principal sum of this Note shall be calculated on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, except that interest due and payable for a period of less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said 360 day year, provided that such method of calculation does not cause the effective rate of interest on the loan evidenced hereby to exceed the maximum lawful rate of interest applicable hereto as calculated on the basis of a 365 or 366 day year. The term “Applicable Interest Rate” as used in this Note shall mean, from the date of this Note through and including the Maturity Date, a rate of Six percent (6.0%) per annum.
     2. Application. All payments on this Note shall be applied at any time and from time to time in the following order: (i) the payment or reimbursement of any expenses (including but not limited to late charges), costs or obligations (other than the principal hereof and interest hereon) for which Borrower shall be obligated or Holder entitled pursuant to the provisions hereof, (ii) the payment of accrued but unpaid interest thereon, and (iii) the payment of all or any portion of the principal balance then outstanding hereunder, in either the direct or inverse order of maturity, at Holder’s option. Any
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payment made by Borrower must be received by Holder in immediately available funds no later than 4:00 p.m. New York City time in order to receive same day credit; any payment received thereafter shall be considered to have been made on the following business day.
     3. Late Charge. If any part of the Debt (hereinafter defined) is not actually received by Holder by close of business on the fifth (5th) day after the date on which it was due, Borrower shall pay to Holder an amount (the “Late Charge”) equal to the lesser of five percent (5%) of such unpaid portion of the missed payment or the maximum amount permitted by applicable law, to defray the expenses incurred by Holder in handling and processing such delinquent payment and to compensate Holder for the loss of the use of such delinquent payment. All such Late Charges shall be automatically due and payable without notice or demand. In addition, Borrower shall pay to Holder a charge of $75.00 if a check or preauthorized charge with which Borrower makes a payment on this Note is dishonored or refused by Borrower’s payor institution, and Holder may, at its option, thereafter require any sums due under this Note to be paid by wire transfer of federal funds, cashier’s check or certified funds. Borrower’s payment of a Late Charge or the payment of interest at the Default Rate (defined below) shall not excuse late payment or constitute a waiver of any rights of Holder.
     4. Security; Defined Terms; Incorporation by Reference. This Note is secured by a Construction Lien filed by Holder in the Office of the Middlesex County Clerk in Book 36, Page 824 as amended by that certain First Amended Construction Lien Claim filed by Holder in the Office of the Middlesex County Clerk in Book 37, Page 533 (collectively, the “Construction Lien”) in the amount of $620,238.40. All amounts due and payable under this Note and all applicable attorney fees and costs, are collectively referred to herein as the “Debt.” The term “business day” or “business days” shall mean those days (other than Saturdays or Sundays) upon which banks are generally open in New York City for the conduct of substantially all of their commercial lending activities, and wire transfers of funds can be made. Where appropriate, the singular number shall include the plural, the plural shall include the singular, and the words “Holder” and “Borrower” shall include their respective successors, assigns and personal representatives. The Borrower hereby agrees and acknowledges that: (a) it has received good and valuable consideration for the execution of this Note, (b) on the date hereof, the full amount of the Debt is due to Holder, (c) Borrower’s obligation to pay the Debt is not subject to any claim, defense or offset, and (d) this Note shall not be deemed to be a settlement, satisfaction or payment of the Construction Lien unless and until the Debt is paid in full. Holder has agreed to accept and Borrower has agreed to make payment of the Debt under the terms contained herein to potentially avoid protracted and costly litigation concerning the Construction Lien. In order to prevent the Construction Lien from lapsing or expiring or the forfeiture of any right under the Construction Lien Law, N.J.S.A. P.L.1993, c. 318 (C. 2A:44A-1 et seq.), the Borrower: (x) shall execute simultaneously with this Note a consent order (“Consent Order”) which will extend the term of the Construction Lien and extend any and all enforcement rights thereunder, including but not limited to the right to file an action in the Middlesex County Superior Court to establish the lien claim, until October 31, 2011; (y) hereby consents to the entry of the Consent Order with the Middlesex County Superior Court; and (z) agrees to execute any and all documents necessary to effectuate such extension or the entry of the Consent Order. Notwithstanding the foregoing, Holder waives no rights it currently possesses at law or equity concerning the Construction Lien.
     5. Prepayment. The Debt due under this Note may be prepaid at anytime, however, no such prepayment shall modify the monthly payment due under paragraph C. of this Note which shall continue to be paid until the entire Debt is paid in full.
     6. Default. An “Event of Default” shall immediately and without notice occur upon any one or more of the following events:
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     (a) Borrower fails to make the full and punctual payment of any amount payable hereunder as and when the same becomes due and payable;
     (b) Borrower fails to pay the entire outstanding principal balance hereunder, together with all accrued and unpaid interest, on the date when due, whether on the Maturity Date, upon acceleration or prepayment or otherwise; or
     (c) if any representation or warranty of Borrower in any certificate, report, financial statement or other instrument or document furnished to Holder shall have been false or misleading in any material respect when made;
     (d) if Borrower shall make an assignment for the benefit of creditors or if Borrower is not paying debts as and when the same become due;
     (e) if a receiver, liquidator or trustee of Borrower shall be appointed or if Borrower is adjudicated bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or if any proceeding for the dissolution or liquidation of Borrower shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, then upon the same not being discharged, stayed or dismissed within sixty (60) days;
     (f) if Borrower shall be in default under any note, security instrument or similar instrument executed by Borrower in favor of Recycling Technology Development LLC, Sun National Bank; New Jersey Economic Development Authority, Monmouth Community Bank, The Bank of New York, Brunquell Iron Works, Inc., The Construction Partnership, Inc., SNC-Lavalin Project Services, Inc., Robert Brennan Industrial Contractors, Inc., Flemington Instrument Company, Inc., or New States Contracting, LLC;
     (g) if the Construction Lien shall for any reason expire or become void or invalid or in the event Borrower shall in any way assert or claim that the Construction Lien has expired, is void or is invalid;
     (h) if any judgment is entered against Borrower in excess of $10,000.00 which is not fully covered by insurance (other than Borrower’s deductible, if any);
     (i) if Borrower shall substantially cease waste processing, recycling and manufacturing operations at the property located at 75 Crows Mill Road, Keasbey, New Jersey 08832;
     (j) if Borrower is dissolved, liquidated or terminated, or otherwise ceases to exist;
     (k) the occurrence of any adverse change in the financial condition or business affairs of Borrower that Holder, in its reasonable discretion, deems material, or if Holder in good faith shall believe that the prospect of payment or performance of all or part of the Debt is materially impaired;
     (l) this Note shall, at any time, and for any reason (except as may be approved by Holder), cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by Borrower or Borrower shall deny that it has any further liability or obligation hereunder;
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     (m) if Borrower shall be in default under that certain Lease dated June 2, 2006, as amended by that certain First Amendment to Agreement of Lease dated January 18, 2007, and as memorialized by that certain Memorandum of Lease dated February 15, 2007 recorded with the Office of the Middlesex County Clerk in Book 5787, Page 266; or
     (n) if for more than thirty (30) days after written notice from Holder, Borrower shall fail to perform any other term, covenant or condition of this Note.
     7. Acceleration. The whole of the Debt, including without limitation, the principal sum of this Note, all accrued interest and all other sums due under this Note shall become immediately due and payable at the option of Holder, without notice, at any time following the occurrence of an Event of Default.
     8. Default Interest. Upon the occurrence of an Event of Default (including without limitation, the failure of Borrower to pay the Debt in full on the Maturity Date), Holder shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal balance at the rate (the “Default Rate”) equal to five percent (5%) above the Applicable Interest Rate; provided, however, that notwithstanding the foregoing, in no event shall the Default Rate exceed the Maximum Rate (hereinafter defined). The Default Rate shall be computed from the occurrence of the Event of Default until the actual payment in full of the Debt. This clause, however, shall not be construed as an agreement or privilege to extend the Maturity Date, nor as a waiver of any other right or remedy accruing to Holder by reason of the occurrence of any Event of Default.
     9. Attorney Fees. In the event that Holder employs attorney(s) to collect the Debt, to enforce the provisions of this Note or to protect or foreclose the security herefor, Borrower agrees to pay Holder’s attorney fees and disbursements, whether or not suit be brought. Such fees shall be immediately due and payable. The terms “attorney fees”, “counsel fees” and the like, as used herein, shall include all fees for the attorneys’ services whether outside or within judicial proceedings, including any arbitration, appellate and bankruptcy court proceedings including any attorney fees incurred after judgment or related to execution or levy proceedings, together with all costs and disbursements incurred by such attorneys.
     10. Limit of Validity. This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest or other charges on the Debt at a rate which may subject Holder to civil or criminal liability as a result of such rate exceeding the maximum interest rate which Borrower is permitted to pay by applicable law (the “Maximum Rate”). If by the terms of this Note, Borrower is at any time required or obligated to pay interest or other charges on the Debt at a rate in excess of the Maximum Rate, the rate of interest due under this Note shall be deemed to be immediately reduced to the Maximum Rate and any previous payments in excess of the Maximum Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.
     11. No Oral Amendments. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Holder, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
     12. Assignment. Holder, and its successors, endorsees and assigns, may freely transfer and assign this Note. Borrower’s shall have no right to transfer its rights and obligations with respect to the
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Debt to any individual or entity.
     13. Applicable Law; Jurisdiction. This Note shall be governed and construed in accordance with the laws of the state of New Jersey. Borrower hereby submits to personal jurisdiction in the state courts located in said state and the federal courts of the United States of America located in said state for the enforcement of Borrower’s obligations hereunder and waives any and all personal rights under the law of any other state to object to jurisdiction within such state for the purposes of any action, suit, proceeding or litigation to enforce such obligations of Borrower.
     14. Joint and Several Liability; Authorization. If Borrower consists of more than one person or entity, the obligations and liabilities of each such person or entity shall be joint and several. Borrower warrants and represents to Holder that the individuals signing this Note are duly authorized to do so and to bind each respective Borrower to the terms and conditions of this Note.
     15. Waiver of Presentment, Etc. Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, and notice of intent to accelerate the maturity hereof (and of such acceleration).
     16. No Waiver. Any failure by Holder to insist upon strict performance by Borrower of any of the provisions of this Note shall not be deemed to be a waiver of any of the terms or provisions of this Note and Holder shall have the right thereafter to insist upon strict performance by Borrower of any and all of the terms and provisions of this Note.
     17. Notices. Except as otherwise specified herein, any notice, consent, request or other communication required or permitted to be given hereunder shall be in writing, addressed to the other party as set forth below (or to such other address or person as either party or person entitled to notice may by notice to the other party specify), and shall be: (a) personally delivered; (b) delivered by Federal Express or other comparable overnight delivery service; or (c) transmitted by United States certified mail, return receipt requested with postage prepaid; to:

Holder:	Hatzel & Buehler, Inc.,
3600 Silverside Road,
Wilmington, DE 19810
Attention: Michael C. Goeller

Borrower:	Converted Organics of Woodbridge, LLC
75 Crows Mill Road
Keasbey, New Jersey 08832
Attention:

Converted Organics, Inc.
7A Commercial Wharf West
Boston, Massachusetts 02110
Attention:
Unless otherwise specified, all notices and other communications shall be deemed to have been duly given on the first to occur of actual receipt of the same or: (i) the date of delivery if personally delivered; (ii) one (1) business day after depositing the same with the delivery service if by overnight delivery service; and (iii) three (3) days following posting if transmitted by mail.
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     18. Severability. If any term, covenant or condition of this Note is held to be invalid, illegal or unenforceable in any respect, this Note shall be construed without such provision.
     19. Time of the Essence. Time shall be of the essence in the performance of all obligations of Borrower hereunder.
     BORROWER AND HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY, OR THEIR RESPECTIVE SUCCESSORS OR ASSIGNS, MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THE LOAN EVIDENCED BY THIS NOTE OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF BORROWER OR HOLDER.
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     IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note to be effective the day and year first above written.

Witness:	“Borrower”

Converted Organics of Woodbridge, LLC, a New Jersey limited liability company

By:
Name:
Title:

Converted Organics, Inc., a Delaware corporation

By:
Name:
Title:

STATE OF NEW JERSEY	:
	:	ss.
COUNTY OF	:
     BE IT REMEMBERED, that on this ___day of June, 2009, before me, personally appeared                                         , of Converted Organics of Woodbridge, LLC, a New Jersey limited liability company, who I am satisfied is the person who signed the within instrument, and he acknowledged that he signed and delivered the same as such officer aforesaid, and that the within instrument is the voluntary act and deed of such limited liability company.

STATE OF NEW JERSEY	:
	:	ss.
COUNTY OF	:
     BE IT REMEMBERED, that on this ___day of June, 2009, before me, personally appeared                                         , of Converted Organics, Inc., a Delaware corporation, who I am satisfied is the person who signed the within instrument, and he acknowledged that he signed and delivered the same as such officer aforesaid, and that the within instrument is the voluntary act and deed of corporation.

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